SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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PRINTRONIX, INC.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held August 21, 2007
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS August 21, 2007
PROPOSAL NUMBER 1
ELECTION OF DIRECTORS
INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE
COMPENSATION TABLES
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS
PROPOSAL NUMBER 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
POLICY CONCERNING COMMUNICATION WITH DIRECTORS
STOCKHOLDER PROPOSALS
GENERAL INFORMATION

14600 Myford Road
P.O. Box 19559
Irvine, California 92623
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 21, 2007
     The Annual Meeting of Stockholders of Printronix, Inc. will be held at the principal executive offices of the Company, located at 14600 Myford Road, Irvine, California, 92623 on Tuesday, August 21, 2007 at 9:00 a.m. local time, for the following purposes, all as set forth in the attached Proxy Statement:
1.	To elect five directors to hold office until the next annual meeting of stockholders.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.
     Only stockholders of record at the close of business on June 25, 2007 are entitled to notice of and to vote at the meeting and any adjournment thereof.
     Stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, please sign and promptly return the accompanying proxy card in the enclosed postpaid envelope or submit your proxy via the telephone or the Internet as set forth on the accompanying proxy card. If you do attend the meeting, you may withdraw your proxy and vote personally on each matter brought before the meeting.
July 20, 2007

GEORGE L. HARWOOD
Senior Vice President, Finance & IS,
Chief Financial Officer and Secretary

14600 Myford Road
P.O. Box 19559
Irvine, California 92623

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
August 21, 2007
     This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy on behalf of the Board of Directors of Printronix, Inc., a Delaware corporation (the “Company”), for use at the annual meeting of stockholders of the Company to be held on Tuesday, August 21, 2007 and at any adjournments thereof, for the purposes set forth in the accompanying notice. It is anticipated that this Proxy Statement and the enclosed form of proxy will be first mailed to stockholders on or about July 20, 2007.
     The close of business on June 25, 2007 has been fixed as the record date for stockholders entitled to notice of and to vote at the meeting. As of that date, there were 6,681,174 shares of Common Stock of the Company outstanding and entitled to vote, the holders of which are entitled to one vote per share.
     In the election of directors, a stockholder may cumulate his or her votes for one or more candidates, but only if such candidate’s or candidates’ names have been placed in nomination prior to the voting and the stockholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. If any one stockholder has given such notice, all stockholders may cumulate their votes for the candidates in nomination. If the voting for directors is conducted by cumulative voting, each share will be entitled to a number of votes equal to the number of directors to be elected, which votes may be cast for a single candidate or may be distributed among two or more candidates in such proportions as the stockholder thinks fit. The five candidates receiving the highest number of affirmative votes shall be elected. In the event of cumulative voting, the proxy solicited by the Board of Directors confers discretionary authority on the proxies to cumulate votes so as to elect the maximum number of persons nominated by the Nominating Committee of the Board of Directors.
     The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote generally at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     A plurality of the votes duly cast is required for the election of directors (i.e., the nominees receiving the greatest number of votes will be elected). Abstentions and broker “non-votes” are not counted for purposes of the election of directors.
     Approval of all other matters to be considered at the meeting requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.
     Stockholders are requested to date, sign and return the enclosed proxy to make certain that their shares will be voted at the meeting. Any proxy given may be revoked by the stockholder at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by filing with him a proxy bearing a later date, or by attendance at the meeting and voting in person. All proxies properly executed and returned will be voted in accordance with the instructions specified thereon. If no instructions are specified, proxies will be voted FOR the election of the five nominees for directors named below and FOR the other proposal set forth herein.
PROPOSAL NUMBER 1:
ELECTION OF DIRECTORS
     The By-laws of the Company authorize a minimum of five and a maximum of nine directors, the actual number of authorized directors to be determined by the Board of Directors. Currently, the number of authorized directors is five who are to be elected at the annual meeting of stockholders to hold office until the next annual meeting and until their respective successors are elected and qualified. It is intended that the proxies received, unless otherwise specified, will be voted for the five nominees named below, each of whom is an incumbent director of the Company. It is not contemplated that any of the nominees will be unable or unwilling to serve as a director but, if that should occur, the persons designated as proxies will vote for a substitute nominee or nominees designated by the Nominating Committee of the Board of Directors.
     In fiscal year 2007, the Board of Directors consisted of six directors comprised of the five nominees named below along with Bruce T. Coleman.
     There is set forth below as to each of the five nominees for election as a director, his or her principal occupation, age, the year he or she became a director of the Company, and additional biographical data.
ROBERT A. KLEIST
     Mr. Kleist, age 78, is one of the founders of the Company and has served as a director and its President and Chief Executive Officer since its formation in 1974. He held the additional office of Chief Financial Officer from February 1987 until October 1988 and from August 1985 until January 1986.
JOHN R. DOUGERY
     Mr. Dougery, age 67, has served as a director of the Company since 1978. Mr. Dougery was a general partner of Dougery & Wilder and its predecessor from 1981 to 1997, a partnership specializing in venture capital investments. Since 1997, Mr. Dougery has been independently engaged in the business of selecting and managing venture capital investments.

CHRIS WHITNEY HALLIWELL
     Ms. Halliwell, age 58, has served as a director of the Company since 1998. Ms. Halliwell is a founder of Iperasys, a start-up venture in automotive electronics. Ms. Halliwell is currently principal of Chris Halliwell, a technology marketing consulting firm, and an instructor for the Executive Education Marketing curriculum at the Caltech Industrial Relations Center in Pasadena, California. Prior to starting her own consulting business, Ms. Halliwell was managing partner at Regis McKenna, Inc., where she was a consultant since 1984, a marketing director for Intel Corporation and a sales representative for IBM.
ERWIN A. KELEN
     Mr. Kelen, age 72, has served as a director of the Company since 1977. From January 1984 to September 1990, he was the President and Chief Executive Officer of DataMyte Corporation, a manufacturer of factory data collection systems. Since October 1990, Mr. Kelen has been the principal of Kelen Ventures, a venture capital and investment firm. Mr. Kelen is a director of Computer Network Technology Corporation and CyberOptics Inc.
CHARLES E. TURNBULL
     Mr. Turnbull, age 56, became a director of the Company in November 2005. Since October of 2006 Mr. Turnbull has been President & CEO of Suzo-Happ Group, a manufacturer and distributor of parts for the amusement and gaming industries worldwide. From 2005 to 2006, he was the President and CEO of Sagus International Inc. From 2002 to 2005, Mr. Turnbull was President of Turnbull Partners, a technology strategy consulting firm. From 1998 to 2002, Mr. Turnbull was President of Zebra Technologies Corporation, a manufacturer of computer printers for bar coding and supply chain applications. Before that he was President of the Commercial Products Group of Nashua Corporation from 1995 to 1997. Prior to that, Mr. Turnbull was President of the Polyken Technologies Division of Kendall International. From 1978 to 1994, Mr. Turnbull held various management positions with the Avery Dennison Corporation, including Vice President and General Manager of the Marking Films Division.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” ELECTION TO THE BOARD OF DIRECTORS
OF EACH OF THE ABOVE NOMINEES.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES
     Mr. Kleist is an employee of the Company. Messrs. Coleman, Dougery, Kelen and Turnbull and Ms. Halliwell are outside directors, each of whom is independent in accordance with published NASDAQ listing requirements.
     The Board of Directors of the Company held nine meetings during the fiscal year ended
     March 30, 2007. All directors attended at least 75% of the meetings of the Board and its committees on which they served. In addition to action taken at the meetings, the Board and its committees on occasion act by unanimous written consent. The Board acted by written consent on one occasion during fiscal year 2007. The Board of Directors has established standing Audit, Nominating and Compensation/Stock Option Committees.
     The Audit Committee, which held nine meetings during fiscal year 2007, is composed of Messrs. Coleman, Dougery, and Kelen. The Audit Committee meets periodically with the Company’s independent registered public accounting firm and Company financial personnel, as a group or separately, to oversee the planning and performance of the annual audit and to consult as to audit, accounting and financial matters. The Audit Committee brings to the attention of the Company any recommendations of the independent auditors for improvements in accounting procedures and internal control over financial reporting. The Audit Committee Charter is attached to this proxy statement as Appendix A.
     The Compensation/Stock Option Committee, which held one meeting during fiscal year 2007, is composed of Ms. Halliwell and Messrs. Coleman, Dougery, Kelen, and Turnbull. This committee, which also acted by written consent on one occasion during fiscal year 2007, administered the 1994 Stock Incentive Plan, the 2005 Stock Option Plan and the executive compensation plan. The Compensation/Stock Option Committee Charter is attached to this proxy statement as Appendix B.
     The Nominating Committee, which held one meeting in fiscal year 2007, is composed of Ms. Halliwell and Messrs. Coleman, Dougery and Kelen. The Nominating Committee identifies and nominates for presentation to the stockholders individuals for membership on the Company’s Board of Directors. (The “Policy Concerning Nomination of Directors” is hereby incorporated by reference to Appendix A of the Company’s Proxy Statement Dated July 18, 2005.)
     Directors who are not employees of the Company received fees in amounts determined from time to time by the Board. During fiscal year 2007, directors were paid at a rate of $12,000 per year plus $1,250 for each meeting of the Board of Directors attended. Audit Committee members received an annual retainer of $1,000 plus $250 for each meeting attended. The Audit Committee Chairman received an additional retainer of $1,000. Directors who are also paid employees of the Company do not receive directors’ fees or committee members’ fees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
     The following table sets forth information as of June 25, 2007, regarding the beneficial ownership of the Common Stock of the Company by (i) all persons known by the Company to be beneficial owners of more than 5% of its outstanding stock, (ii) each of the directors of the Company, (iii) the executive officers named in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group.

	Shares of Common	Rights to Acquire
	Stock Beneficially	Beneficial		Percent
Beneficial Owner	Owned (1)	Ownership (2)	Total	of Class
Robert A. Kleist (3) 14600 Myford Road P.O. Box 19559 Irvine, CA 92623	1,156,472	15,600	1,172,072	17.5%

Rutabaga Capital Management, LLC (4) 64 Broad Street, 3rd Floor Boston, MA 02109	653,411	—	653,411	9.8%

Royce & Associates, LLC (4) 1414 Avenue of the Americas New York, NY 10019	490,481	—	490,481	7.3%

Dimensional Fund Advisors Inc. (4) (5) 1299 Ocean Ave., 11th Floor Santa Monica, CA 90401	465,548	—	465,548	7.0%

AWM Investment Company, Inc (4) 527 Madison Ave., Suite 2600 New York, NY 10022	452,486	—	452,486	6.8%

Directors
John R. Dougery	76,667	8,024	84,691	1.3%
Erwin A. Kelen	28,813	12,050	40,863	0.6%
Bruce T. Coleman	5,100	12,050	17,150	0.3%
Chris Whitney Halliwell	0	7,024	7,024	0.1%
Charles E. Turnbull	0	6,000	6,000	0.1%
Executive Officers
George L. Harwood	68,764	31,250	100,014	1.5%
C. Victor Fitzsimmons	69,436	31,250	100,686	1.5%
Theodore A. Chapman	40,000	24,115	64,115	1.0%
James B. McWilson	31,600	10,000	41,600	0.6%
All executive officers and directors as a group (10 persons including the persons named above)	1,476,852	157,363	1,634,215	23.9%

(1)	Except as otherwise noted, the beneficial owners enjoy sole voting and investment powers with respect to the shares indicated, subject to community property laws where applicable.

(2)	Includes shares which the party or group has the right to acquire by the exercise of stock options which are currently exercisable. There are no options which will become exercisable within 60 days after June 25, 2007 because the exercise dates of all outstanding stock options were accelerated making such options currently exercisable, as reported in the Company’s Forms 8-K filed with the Securities and Exchange Commission on December 8, 2005 and March 28, 2006.

(3)	Mr. Kleist is also a director and an executive officer of the Company.

(4)	Pursuant to Form 13F Holdings Report for quarter ended March 31, 2007 filed with the Securities and Exchange Commission.

(5)	Dimensional Fund Advisors Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of the Issuer described in this schedule that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Pursuant to Section 16 of the Securities Act of 1934, as amended, the Company’s officers and directors and holders of more than 10% of the Company’s Common Stock are required to file reports of their trading in Company equity securities with the Securities and Exchange Commission.
     Based solely on its review of the copies of such reports received by the Company, or written representations from certain reporting persons, the Company believes that during the fiscal year 2007 all Section 16 filing requirements applicable to reporting persons were complied with.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Compensation Program, Objectives and Policies
     Printronix’s executive compensation program is intended to achieve the following fundamental objectives:
•	Attract and retain key executives by providing a competitive compensation package

•	Reward performance and motivate key executives to achieve the company’s strategic and operating objectives by creating opportunities for higher total compensation through company performance bonuses.

•	Align the executives’ interests with the interests of the stockholders through long-term equity incentives.
     We achieve these objectives by offering the named executive officers a combination of fixed and variable pay, short- and long-term incentives and cash and equity compensation.
Compensation Committee Interlocks and Insider Participation
     During fiscal year 2007 the members of the Compensation/Stock Option Committee of the Company (“Committee”) were Erwin A. Kelen (Chairman), Bruce T. Coleman, John R. Dougery, Chris Whitney Halliwell, and Charles E. Turnbull. None of such persons is a current or former employee or officer of the Company or any of its subsidiaries. During fiscal year 2007 no member of the Committee was an executive officer of another entity on whose compensation committee or board of directors any executive officer of the Company served.
Oversight of Executive Compensation Program
     The Committee’s responsibilities include reviewing the company’s compensation programs, approving all compensation paid to the executive officers and directors, and administering the equity compensation plans.
     In carrying out its responsibilities, the Committee considers the following:
•	Market data for executive positions provided by Radford Executive Survey

•	Relevant trends in executive compensation practices

•	Company financial performance

•	Individual performance

•	Compensation policies and practices for employees, in general

•	Recommendations of the Chief Executive Officer and Vice President of Human Resources

Compensation Benchmarking Relative to Market
     In making compensation decisions for fiscal year 2007, the company compared its executives’ compensation against a peer group of publicly-traded and privately-held high-technology companies. In setting compensation levels, the company relied on the Radford Executive Survey of executive officer compensation levels at high-technology companies with annual revenue of between $100.0 million to $199.9 million (95 companies surveyed). This methodology allows specific comparative analysis of different compensation elements in order to propose the most appropriate target levels for total cash compensation for the named executive officers. Compensation recommendations are presented by the Vice President of Human Resources to the Committee on an annual basis. The Committee reviews the compensation recommendations and makes the final determination on all compensation paid to the executive officers.
Elements of Compensation
     Compensation provided to the named executive officers consists of the following:
•	Base salary

•	Performance-based incentive compensation

•	Long-term compensation

•	Perquisites and other benefits
Base Salary
     Base Salary is used to compensate named executive officers for services rendered during the fiscal year. Base salaries are targeted at market average of incumbents in similar roles in the high-technology industry. Salary increases are reviewed annually by the Committee as part of the performance review process as well as upon a promotion or other change in job responsibility.
     In fiscal year 2007, the named executive officers were paid on average between 95 percent and 105 percent of the industry market average, with the exception of Mr. Kleist, who voluntarily took a 20 percent base salary reduction on April 1, 2006. Each named executive, excluding Mr. Kleist, received a 3.9 percent merit increase on July 1, 2006.

Performance-Based Incentive Compensation
     Effective July 1, 2006, a new executive performance-based incentive plan was approved by the Committee for four quarters. The purpose of the new quarterly performance-based incentive plan (“bonus plan”) is to aid in the company’s achievement its long-term corporate goals by rewarding the executives for reaching specific short-term operating performance objectives.
     In order for executives to receive a bonus payout, a profitability threshold must be met. After deducting worldwide profit sharing expenses, a profitability threshold equal to a percentage of quarterly revenue must be attained. Operating profits in excess of the threshold will trigger bonus payouts. At a target percentage of operating profit over the threshold, the plan will pay executives at their individual bonus plan targets.
     The bonus plan is targeted at the market average of the peer group. The Committee determines a target bonus level for each Named Officer, which approximates the mean of cash bonuses provided to executive officers with similar responsibilities as reported in the Radford Executive Compensation Survey. Individual bonus target levels ranged from 45 to 70 percent of base salary, depending on job level, for fiscal year 2007.
     This plan replaced the previous Executive Bonus plan that required cumulative performance to meet a company operating profit goal. This plan was updated in order to keep the bonus plan components in line with current company goals.
Long-Term Compensation
•	Stock Incentive Plan – Restricted Stock
     On April 9, 2004, a restricted stock plan was implemented. This plan will run six (6) fiscal years, and is based on company profitability. Each named executive officer is a participant in the plan and was awarded shares of stock. These shares are issued and outstanding and will only vest if the company achieves aggressive performance goals measured in terms of profit before taxes as a percentage of revenue, accompanied by the continued employment of the participants. In order to vest, the criteria must be satisfied for at least four (4) consecutive quarters. The shares vest as follows: One-third vest if profit before taxes (“PBT”) is 8.0 percent; two-thirds vest if PBT is 10.0 percent; and the shares fully vest if PBT is 12.5 percent.
     The company has not met, nor is it probable any of the performance targets will be met, as of March 30, 2007. Accordingly, no compensation expense has been recorded related to the restricted stock.
     In the event of a change in control, each named executive officer’s restricted stock shares would immediately vest. No other special payments would be made. If the executive officer terminates employment with the company, the unvested shares would be cancelled and shall revert to authorized but unissued stock.

•	Stock Incentive Plan – Common Stock Options
     The company can grant stock options under its 2005 Stock Option Plan, and previously granted options under its 1994 Stock Incentive Plan, which expired in August 2005. Our stock option grant policies have been impacted by the implementation of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), which we adopted in the first quarter of fiscal year 2007. SFAS No. 123(R) requires compensation expense to be recognized for all share-based payments made to employees based on the fair value of the award at the date of the grant.
     In December 2005, we accelerated the vesting of all of the company’s “out-of-the-money” stock options (96,402 shares at a weighted-average exercise price of $16.96 per share) previously granted under the 1994 Stock Incentive Plan. In March 2006, we accelerated the vesting of all remaining stock options (60,121 shares at a weighted-average exercise price of $12.11 per share) previously granted under the 1994 Stock Incentive Plan and the 2005 Stock Option Plan.
     We elected to accelerate the above options to eliminate recognizing approximately $0.4 million of future compensation expense in our consolidated statement of operations that would have been recorded over four years beginning fiscal year 2007 following the adoption of SFAS 123(R).
     The company has not granted any stock options after adoption of SFAS 123(R) and does not currently intend to grant any stock options in the future.
Perquisites and Other Benefits
•	Health Plans
     The company offers a health plan that provides medical, dental and prescription drug coverage for U.S. employees. Group life insurance and short- and long-term disability plans that cover all U.S. employees are also offered. The purpose of these plans is to provide competitive basic benefits to employees and to help retain and attract talent.
     Named executive officers are also eligible for Executive Medical Reimbursement up to a maximum amount of $6,000 annually.
•	401(k) Savings and Investment Plan
     We also have a 401(k) Savings and Investment Plan (the “401(k) Plan”), for all eligible employees, which is designed to be tax deferred in accordance with the provisions of Section 401(k) of the Internal Revenue Code. All U.S. employees (including the executive officers, but not outside directors) may make contributions up to certain limits established by the Internal Revenue Code, on a tax-deferred basis through a “salary-reduction” arrangement. The company matches the employee’s contributions up to a maximum of 1 percent of salary, or $1,000 per year, whichever is less.
•	Perquisites
     Car Allowances are provided to the Named Executive Officers to subsidize transportation costs. No additional perquisites are offered.

Potential Payments Upon Termination or Change in Control
Voluntary termination Prior to Age 55, Early Retirement at Age 55 but less than 65, Retirement at Age 65, and Death
     Upon voluntary termination, retirement, or death, the named executive officers would not receive any special payments.
Involuntary Termination without Just Cause
     Upon involuntary termination without just cause, severance payments would be made to named executive officers. The minimum amount offered would be an amount equal to 11 weeks of salary.
Involuntary Termination with Just Cause
     Upon involuntary termination with just cause, no special payments would be made.
Director’s Compensation
     The Committee has the responsibility of reviewing and approving Director’s compensation. Similar to the named executive officers, compensation for Directors is market driven. Comparisons are limited to a peer group of five companies of comparable industry and revenue size, including the following:
•	Rainbow Technologies

•	SBS Technologies

•	Emulex

•	Hypercom

•	Keytronic
     Meeting fees, retainers, and stock are all considered when reviewing total compensation for Directors. Trends and market conditions are analyzed annually and, if necessary, compensation recommendations are proposed by the Chief Executive Officer and Vice President of Human Resources. The Committee has the authority to make all decisions regarding Director compensation.
     Directors who are not employees of the company receive fees in amounts determined from time to time by the board of directors. During fiscal year 2007, directors were paid at a rate of $12,000 per year plus $1,250 for each meeting of the Board of Directors attended. Audit Committee members received an annual retainer of $1,000 plus $250 for each meeting attended. The Audit Committee Chairman received an additional retainer of $1,000. Directors who are also paid employees of the Company do not receive directors’ fees or committee members’ fees.

     The following table provides compensation information for the fiscal year ended March 30, 2007 for each member of our Board of Directors.

	Fees Earned	All Other
	or Paid	Compensation	Total
Name	in Cash ($)	($)	($)
B.T. Coleman	25,000	—	25,000
J.R. Dougery	28,100	—	28,100
C.W. Halliwell	19,500	—	19,500
E.A. Kelen	25,000	—	25,000
C.E. Turnbull	19,500	—	19,500
REPORT OF THE COMPENSATION COMMITTEE
     The Compensation/Stock Option Committee reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation/Stock Option Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement
Submitted by the Compensation/Stock Option Committee
Erwin A. Kelen, Chairman
Bruce T. Coleman
John R. Dougery
Chris Whitney Halliwell
Charles E. Turnbull

COMPENSATION TABLES
Summary Compensation Table
     The following table shows the compensation of each named executive officer for the fiscal year ended March 30, 2007.

			Non-Equity
			Incentive Plan	All Other
Name and	Fiscal	Salary	Compensation	Compensation
Principal Position	Year	($)	($)	($)(1)	Total ($)
R.A. Kleist President and CEO	2007	269,312	35,778	23,368	328,458

T.A. Chapman Sr. Vice President Engineering & Product Marketing and Chief Technical Officer	2007	244,515	21,130	14,261	279,905

C.V. Fitzsimmons Sr. Vice President Worldwide Operations	2007	227,006	19,617	38,871	285,493

G.L. Harwood Sr. Vice President Finance and IS, Chief Financial Officer and Corporate Secretary	2007	254,693	22,009	15,139	291,842

J.B. McWilson Sr. Vice President Sales, Americas and Europe	2007	199,211	11,819	95,243	306,274

(1)	Amounts shown as “All Other Compensation” include the following:

	Mr.	Mr.	Mr.	Mr.	Mr.
	Kleist	Chapman	Fitzsimmons	Harwood	McWilson
Car allowance	$15,600	$11,700	$11,700	$11,700	$11,700
Group term life insurance	7,768	1,561	1,512	2,439	774
Company contributions to 401(k)	—	1,000	1,000	1,000	1,000
Sales commissions	—	—	24,659	—	81,769

Total	$23,368	$14,261	$38,871	$15,139	$95,243

Grants of Plan-Based Awards Table
     The following table shows plan-based awards that were made under the Performance Based Incentive Plan for fiscal year 2007. Payments made under this plan during fiscal year 2007 are reflected in the “Summary Compensation Table.” There were no stock option awards in 2007 nor were there any awards under any equity-based incentive plan or other non-equity based incentive plan.

		Estimated Future Payouts Under
		Non-Equity Incentive Plan
		Awards (1)
		Threshold	Target	Maximum
Name	Grant Date	($)	($)	($)
R.A. Kleist	8/22/2006	—	47,130	N/A
T.A. Chapman	8/22/2006	—	27,834	N/A
C.V. Fitzsimmons	8/22/2006	—	25,841	N/A
G.L. Harwood	8/22/2006	—	28,992	N/A
J.B. McWilson	8/22/2006	—	15,568	N/A

(1)	Our non-equity incentive plan consists of the performance-based incentive compensation plan which was approved by the Committee on August 22, 2006. The plan is effective for four quarters beginning July 1, 2006 and ending June 30, 2007. The amounts listed in the “Threshold” column represent the minimum amount payable for a certain level of performance under the plan. The payouts under the plan are based on the operating profits of the Company and the plan does not provide for a guaranteed minimum amount of incentive compensation; therefore, no amounts are listed in the “Threshold” column. The amounts listed in the “Target” column represent the amounts that could be earned by our named executive officers if the Company achieves the targeted operating profit. The target amounts are based on a percentage of each executive officer’s actual base salary earnings for fiscal year 2007. The plan does not provide for a maximum payout. The performance-based incentive compensation plan and the determination of award amounts under it are further described above in “Compensation Discussion and Analysis.”

Outstanding Equity Awards at Fiscal Year-End Table
     The following table shows outstanding equity awards for each executive officer as of March 30, 2007, including the potential dollar amounts realizable with respect to each award. The dollar values in this table are based on the fiscal year 2007 year-end closing price of Printronix common shares of $13.68.

	Option Awards				Stock Awards
						Equity
						Incentive
						Plan
					Equity	Awards:
					Incentive	Market or
					Plan	Payout
					Awards:	Value of
					Number of	Unearned
					Unearned	Shares,
	Number of				Shares,	Units or
	Securities				Units or	Other
	Underlying				Other	Rights
	Unexercised	Option			Rights	That
	Options	Exercise	Option		That Have	Have Not
	(#)	Price	Expiration		Not Vested	Vested
Name	(Exercisable)	($)	Date		(#)	($)(1)
R.A. Kleist	15,600	$6.11	10/22/2011		50,000	$684,000
T.A. Chapman	25,115	5.38	3/14/2011		40,000	547,200
	16,875	11.85	4/3/2007	(2)	—	—
C.V. Fitzsimmons	31,250	5.38	3/14/2011		40,000	547,200
	8,437	11.85	4/3/2007	(2)	—	—
G.L. Harwood	31,250	5.38	3/14/2011		40,000	547,200
	16,875	11.85	4/3/2007	(2)	—	—
J.B. McWilson	2,500	10.81	11/4/2007		31,600	432,288
	7,500	16.72	2/28/2010		—	—

(1)	Restricted stock awards vest only upon achievement of certain aggressive financial performance goals. The company has not met nor is there any indication that we will meet any of the performance targets as of March 30, 2007.

(2)	These options expired on April 3, 2007 and were not exercised and are not renewable.
Option Exercises and Stock Vesting Table
     During the fiscal year ended March 30, 2007, none of the named executive officers exercised any stock options or vested in any stock awards.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
     We have adopted a written policy and procedures for the review, approval and ratification of transactions with related parties. Under our policy, related persons include, among others, our executive officers and other senior level employees, directors, principal stockholders, immediate family members of such persons and any other person that could significantly influence our policies. All transactions with related parties require the prior approval of the Chief Financial Officer. In considering the approval of a related party transaction, a legitimate business case must be developed, including the arm’s length nature of the proposed transaction.
     There were no transactions, relationships or arrangements proposed during fiscal year 2007 that would constitute related party transactions under item 404 of Regulation S-K under the Securities Act of 1933, as amended.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be	Weighted-average	Number of securities
	issued upon exercise of	exercise price of	remaining available for
	outstanding options,	outstanding options,	future issuance under
	warrants and rights.	warrants and rights.	equity compensation plans
			(excluding securities
			reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	396,004	$10.0221	591,500
Equity compensation plans not approved by security holders	0	0	0
Total	396,004	$10.0221	591,500

(1)	The Company’s 1994 Stock Incentive Plan and 2005 Stock Option Plan provide for grants of stock options and restricted stock awards. The above table includes the total number of grants and awards outstanding and available for future issuance to all employees as of March 30, 2007.

REPORT OF THE AUDIT COMMITTEE
     The Audit Committee, which acts pursuant to an Audit Committee Charter oversees Printronix’s reporting process on behalf of the Board of Directors. The Audit Committee consists of three non-employee directors, each of whom is independent as defined by Rule 4200 (a) (14) of the National Association of Securities Dealers’ listing standards.
     Management is responsible for the financial reporting process, including the system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Printronix’s independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. While they have experience in business and financial matters, as required by the Audit Committee Charter, the members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and are not financial experts as that term is defined in applicable regulations. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.
     The Audit Committee has reviewed and discussed with management of Printronix the audited financial statements for the 2007 fiscal year; discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standard No. 61 (Communication With Audit Committees), currently in effect; received a written disclosure letter from Printronix’s independent registered public accounting firm as required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), currently in effect, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence; and based on the preceding review and discussion contained in this paragraph, recommended to the Board of Directors that the audited financial statements be included in Printronix’s Annual Report on Form 10-K for the 2007 fiscal year for filing with the Securities and Exchange Commission.
Audit Committee
John R. Dougery, Chairman
Bruce T. Coleman
Erwin A. Kelen

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
     The following table presents the aggregate fees billed to the Company for the fiscal years ended March 30, 2007 (fiscal 2007) and March 31, 2006 (fiscal 2006) by the Company’s independent registered public accounting firm. During fiscal year 2006 until September 1, 2005, BDO Seidman, LLP served as the Company’s independent registered public accounting firm and also provided certain tax services. Effective September 13, 2005 and for the remainder of fiscal year 2006 and all of fiscal year 2007, PricewaterhouseCoopers LLP served as the Company’s independent registered public accounting firm and also provided certain tax services.

	PricewaterhouseCoopers LLP		BDO Seidman, LLP
	2007	2006	2006

Audit Fees	$1,600,000	$1,690,000	$228,808
Audit-Related Fees	—	—	21,800
Tax Fees	119,452	178,668	7,500
All Other Fees	—	—	—
     Audit Fees. This category includes fees for the audit of the Company’s annual consolidated financial statements, reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q and for the audit of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act.
     Audit-Related Fees. These fees consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. This category includes fees for attendance at audit committee meetings, treatment of restricted stock and revenue recognition consultation.
     Tax Fees. This category includes fees incurred for tax compliance, review, advice, planning, tax consulting for the American Jobs Creation Act of 2004 dividend repatriation and assistance with tax audits.
     Pre-Approval Policy
     Under its charter, the Audit Committee must pre-approve all audit and permissible non-audit services to be provided to the Company by the independent registered public accounting firm to assure that such services do not impair the independent registered public accounting firm’s independence. Consistent with the rules of the Securities and Exchange Commission regarding auditor independence, the Audit Committee has the responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS
     Effective September 1, 2005, the Company dismissed BDO Seidman, LLP (“BDO”) as its independent registered public accounting firm. BDO’s report on the Company’s consolidated financial statements for the last two fiscal years contained no adverse opinion, contained no disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the Company’s audit committee. During the last two fiscal years and thereafter through September 1, 2005, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of BDO would have caused them to make reference thereto in their report on the financial statements for such years. During the fiscal years ended March 26, 2004, March 25, 2005, and through September 1, 2005, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).
     Effective September 13, 2005, the Company retained PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm. The Company did not consult with PwC with respect to accounting principles or practices or financial statement disclosures in any of its financial statements during the last two fiscal years or thereafter through September 1, 2005.
     The Company provided BDO a copy of the foregoing disclosures. As required by Item 304(a)(3) of Regulation S-K (Reg. §229.304(a)(3)), a copy of BDO’s letter dated September 14, 2005 stating that it agrees with the statements concerning BDO is incorporated by reference to Exhibit 16 on Current Report on Form 8-K filed with the Securities and Exchange Commission on September 16, 2005.
PROPOSAL NUMBER 2:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending March 28, 2008, and has requested the Board of Directors submit this appointment for ratification by the company’s stockholders at the Annual Meeting.
     A member of PricewaterhouseCoopers LLP is expected to be present at the meeting, will have an opportunity to make a statement if so desired and will be available to respond to appropriate questions.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
PROPOSAL NUMBER 2 TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS
LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

POLICY CONCERNING COMMUNICATION WITH DIRECTORS
     All communications with directors, including suggestions of nominees for election to the Board of Directors, must be in writing and may be addressed either to the Board of Directors or to one or more individual directors, c/o Ms. Sally Hamilton, Legal Services Manager, Printronix, Inc., P.O. Box 19559, Irvine, California 92623-9559. From time to time additional addresses and/or e-mail addresses may be authorized. Those addresses will appear on the Company’s website at www.printronix.com.
     Communications are distributed to the Board of Directors, or to any individual director or directors as appropriate, depending upon the facts and circumstances set forth in the communication. Items that are unrelated to the duties and responsibilities of the Board of Directors will not be forwarded, such as (1) junk mail and mass mailings; (2) product complaints; (3) product inquiries; (4) new product suggestions; (5) resumes and other forms of job inquiries; (6) surveys; and (7) business solicitations or advertisements.
     In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded. However, any communication that is excluded will be made available to any director upon request.
STOCKHOLDER PROPOSALS
     Stockholders who wish to present proposals for action at the 2008 Annual Meeting should submit their proposals in writing to the Secretary of the Company at the address set forth on the first page of this Proxy Statement. Proposals must be received no later than March 22, 2008, for inclusion in next year’s Proxy Statement and proxy.

GENERAL INFORMATION
     The cost of soliciting the enclosed form of proxy will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, special letter or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers, or other employees for such services.
     The Board of Directors presently knows of no other business which will come before the meeting. However, if any other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.
     By Order of the Board of Directors
     GEORGE L. HARWOOD
     Senior Vice President, Finance & IS,
     Chief Financial Officer and Secretary
July 20, 2007

APPENDIX A
AUDIT COMMITTEE CHARTER
1	PURPOSE

There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of Directors who are independent of the management of the Corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member. The term independence shall be defined as set forth in SEC and any applicable securities exchange guidelines.

2	SCOPE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing:
a)	The financial reports and other financial information provided by the Corporation to any governmental body or the public.

b)	The Corporation’s systems of internal controls regarding finance and accounting and the Corporation’s auditing, accounting and financial reporting processes generally.
Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels.

3	REFERENCE DOCUMENTS

N/A

4	DEFINITIONS

N/A

5	POLICY

The Audit Committee shall be comprised of three or more Directors as determined by the Board, each of whom shall be independent Directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with the basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

6	PROCEDURE

In carrying out its responsibilities, the Audit Committee’s policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Directors and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

7	RECORD MAINTENANCE

N/A

8	RESPONSIBILITY

In carrying out these responsibilities, the Audit Committee will:
a)	Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control systems.

b)	Provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing department, and the Board of Directors.

c)	Review and recommend to the Directors the independent auditors to be selected to audit the financial statements of the Corporation and its subsidiaries. The independent auditors are ultimately accountable to the Board of Directors and the Audit Committee.

d)	Review and approve in advance all audit services and non-audit services performed by the independent auditors.

e)	Ensure that the independent auditors submit a formal written statement required by Independence Standards Board No. 1 regarding relationships and services, which may affect objectivity and independence and shall discuss independence with the auditors. The Committee will recommend that the Board of Directors take appropriate action to ensure the independence of the auditors.

f)	Meet with the independent auditors and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations from the independent auditors. The Audit Committee shall require that the independent auditors inform the Committee of any significant changes in the original audit plan.

g)	Require that the independent auditors conduct an SAS 71 interim financial review prior to the Corporation filing any 10-Qs.

h)	Review and discuss the financial statements contained in the Quarterly 10-Qs and 10-K/annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders.

i)	Review Quarterly and Annual results press releases prior to issuance to verify appropriate disclosure and the absence of misleading information.

j)	Discuss with the independent auditors all matters required to be discussed by SAS 61. The independent auditors shall discuss with the Committee the auditors judgment about the quality, not just acceptability of the Company’s accounting principles in an open and frank manner and generally shall include such matters as the consistency of the accounting principles and their application and the clarity and completeness of the Company’s financial statements themselves and the related disclosures. The independent auditors should discuss any other items, which have a significant impact on the financial statements.

k)	Upon review, recommend to the Board that the audited financial statements be included in the 10-K.

l)	Review with the independent auditors the Corporation’s internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

m)	Meet periodically, as necessary, with the independent auditors in sessions without management present to discuss any matters raised by the Committee or the independent auditors, and maintain minutes of the meeting.

n)	Meet periodically, as necessary, with the Chief Financial Officer or Internal Audit Management, without management present to discuss any matters raised by the committee or the independent auditor.

o)	Review the internal audit functions of the Corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors. Review the internal reports to management prepared by the internal audit department and management’s response.

p)	Investigate any matter brought to the committee’s attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

q)	At its discretion, and in order to fully perform its duties, the audit committee may engage independent counsel, accountants and other advisors.

r)	Review and update this Charter periodically, at least annually, as conditions dictate.
9	INTERNAL CONTROLS

N/A

10	APPROVAL AUTHORITY

This document will be reviewed and approved by the Audit Committee.

APPENDIX B
COMPENSATION/STOCK OPTION COMMITTEE CHARTER
PURPOSE OF THE COMMITTEE
The Compensation/Stock Option Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Printronix, Inc. to discharge the Board’s responsibility relating to compensation of the Board of Directors and Executive Officers of the Company. The Committee has overall responsibility for approving and evaluating the compensation plans, policies and programs of the Company.
DUTIES AND RESPONSIBILITIES
Annual Compensation: The Committee shall annually review compensation for all Executive Officers and approve such changes to the compensation as it, in the exercise of its business judgment, deems appropriate.
Short-term & Long-term Incentive Plans: In determining incentive components of executive compensation, the Committee will consider internal factors such as individual/Company performance and financial position. External factors such as market data will also be considered along with any other factors the Committee determines to be appropriate.
CEO Compensation: The Committee will review and approve the CEO’s compensation package including salary and short and long-term incentives.
POLICY ON THE USE OF ADVISORS/OUTSIDE CONSULTANTS
The Committee shall have the authority to retain such compensation consultants, outside counsel and other advisers as the Committee may deem appropriate.
COMPENSATION PHILOSOPHY
The Committee has adopted an executive compensation program designed to link executive compensation to the performance of the Company and is based upon the following principles:
To provide the level of total compensation necessary to attract, retain and motivate key executives required for the long-term success of the Company.
To provide a compensation plan that rewards performance by maintaining the base salary comparable to average salaries in the industry while creating opportunities for higher total compensation through Company performance bonuses and stock incentives.

B- 1

To ensure that cash compensation be related to the performance of the Company and any long-term incentives be closely aligned with the interests of the stockholders.
The executive total compensation consists of the following elements: (A) an annual component consisting of base salary and executive bonus, (B) a long-term component consisting of stock options, and/or restricted stock and (C) such other forms of compensation as the Committee may, in the exercise of its business judgment, deem appropriate.
MEETINGS
The Committee will generally meet one time annually. Special meetings may be called by the president, chairman, or any of the appointed Committee members.
SIZE OF THE COMMITTEE AND PROCEDURE FOR APPOINTMENT
The Committee shall consist of three or more independent directors. Each member of the Committee shall be appointed by the full Board of Directors.

B- 2

PROXY

PRINTRONIX, INC. Proxy Solicited by the Board of Directors Annual Meeting of Stockholders to be held August 21, 2007

     The undersigned hereby appoints Robert A. Kleist and George L. Harwood as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of Printronix, Inc. held of record by the undersigned on June 25, 2007 at the annual meeting of stockholders to be held on August 21, 2007 or any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

	FOR		WITHHOLD AUTHORITY
The Board of Directors recommends a vote FOR Items 1 and 2.	all nominees listed below (except as marked to the contrary)		to vote for all nominees listed below
PROPOSAL NUMBER 1: To elect five directors to hold office until the next annual meeting of stockholders.	☐		☐	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof

(INSTRUCTIONS: To withhold authority to vote for any individual nominee write that nominee’s name in the space provided below.)

01 R. Kleist, 02 J. Dougery, 03 C. Halliwell, 04 E. Kelen, 05 C. Turnbull

	FOR	AGAINST	ABSTAIN
PROPOSAL NUMBER 2: To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.	☐	☐	☐
Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

Signature(s)	Date:	, 2007
Please mark, date and sign as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc. you should so indicate when signing. If the signer is a corporation please sign in the full corporate name, by duly authorized officer. If a partnership, please sign in partnership name by authorized person. If shares are held jointly, each stockholder named must sign.

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Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/ptnx Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.
You can view the Annual Report on Form 10-K and Proxy
Statement on the internet at: http://www.printronix.com